Exhibit 99.4

ORBCOMM COMPLETES ACQUISITION OF SKYWAVE

Combined company offers the M2M industry’s broadest set of solutions,

connectivity options and global country authorizations

Solidifies market leadership in satellite-based M2M with over 1.2 million subscribers

Rochelle Park, NJ, January 5, 2015 – ORBCOMM Inc. (Nasdaq: ORBC), a leading global provider of Machine-to-Machine (M2M) solutions, today announced that it has completed the acquisition of SkyWave Mobile Communications (SkyWave), the largest M2M service provider on the Inmarsat (LSE: ISAT.L) global L-band satellite network, on January 1. Based in Ottawa, Canada, SkyWave adds more than 250,000 subscribers, 400 channel partners, annualized revenues of over $60 million and Adjusted EBITDA of over $12 million.

The acquisition of SkyWave furthers ORBCOMM’s strategy to provide the most complete set of options and capabilities in the industry, while adding multiple synergies to strengthen its M2M solutions portfolio. With the addition of SkyWave, ORBCOMM now has one of the largest combined engineering teams in the M2M industry and gains significant economies of scale in operations and manufacturing. SkyWave’s robust distribution channels in South America, Asia and the Middle East, along with Inmarsat’s support, provide ORBCOMM with even broader global distribution. ORBCOMM gains access to new geographies in Eastern Europe and Asia while adding diverse vertical markets such as security and marine. The addition of SkyWave’s higher bandwidth, low-latency satellite products and services that leverage the IsatDataPro (IDP) technology, which is now jointly owned by ORBCOMM and Inmarsat, also further expands the breadth of ORBCOMM’s solutions portfolio.

“This transformative acquisition creates the largest space-based global M2M company with unparalleled capabilities, established go-to-market channels and global network coverage,” said Marc Eisenberg, ORBCOMM’s Chief Executive Officer. “With our expanded scope and scale, we are well-positioned to provide the industry’s most diverse portfolio of M2M solutions and connectivity options that leverage both the ORBCOMM and Inmarsat networks.”

Raymond James served as financial advisor to ORBCOMM on this transaction, and William Blair & Company served as financial advisor to SkyWave. For additional information on this transaction, please refer to ORBCOMM’s SEC filing on Form 8-K regarding this transaction.

About ORBCOMM Inc.

ORBCOMM is a global provider of Machine-to-Machine (M2M) solutions. Its customers include Caterpillar Inc., Doosan Infracore America, Hitachi Construction Machinery, Hyundai Heavy Industries, I.D. Systems, Inc., Komatsu Ltd., Cartrack (Pty.) Ltd., and Volvo Construction Equipment, among other industry leaders. By means of a global network of low-earth orbit (LEO) satellites and accompanying ground infrastructure as well as our Tier One cellular partners, ORBCOMM’s low-cost and reliable two-way data communication services track, monitor and control mobile and fixed assets in our core markets: commercial transportation; heavy equipment; industrial fixed assets; marine; and homeland security.

ORBCOMM is an innovator and leading provider of tracking, monitoring and control services for the transportation market. Under its ReeferTrak®, GenTrak™, GlobalTrak®, and CargoWatch® brands, the company provides customers with the ability to proactively monitor, manage and remotely control their cold chain and dry transport assets. Additionally, ORBCOMM provides Automatic Identification System (AIS) data services for vessel tracking and to improve maritime safety to government and commercial customers worldwide. ORBCOMM is headquartered in Rochelle Park, New Jersey and has its Innovation & Network Control Center in Sterling, Virginia. For more information, visit www.orbcomm.com.

Forward-Looking Statements

Certain statements discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally relate to our plans, objectives and expectations for future events and include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Such forward-looking statements, including those concerning the Company’s expectations, are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from the results, projected, expected or implied by the forward-looking statements, some of which are beyond the Company’s control, that may cause the Company’s actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. In addition, specific consideration should be given to various factors described in Part I, Item 1A. “Risk Factors” and Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2013, Item 8.01 of our Current Report on Form 8-K dated November 6, 2014, and other documents, on file with the Securities and Exchange Commission. The Company undertakes no obligation to publicly revise any forward-looking statements or cautionary factors, except as required by law.

Contacts
Investor Inquiries:	Financial Media:	Trade Media:
Robert Costantini	Chuck Burgess	Barry Bucklin
Chief Financial Officer	President	Account Manager
ORBCOMM Inc.	The Abernathy MacGregor Group	Hardman Group
703-433-6305	212-371-5999	330-687-4545
costantini.robert@orbcomm.com	clb@abmac.com	barry@hardmangrp.com